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                                                                      Exhibit 99


                        INDEPENDENT ACCOUNTANT'S REPORT
                        -------------------------------


Board of Directors and Stockholders
Tri-State 1st Banc, Inc

We have reviewed the accompanying consolidated balance sheet of Tri-State 1st Banc, Inc. and its consolidated subsidiaries as of March 31, 2002, and the related consolidated statements of income, comprehensive income, and cash flows for the three month periods ended March 31, 2002 and 2001, and the consolidated statement of changes in stockholders' equity for the three-month period ended March 31, 2002. These consolidated financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated February 15, 2002, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2001, is fairly stated in all material respects.

/s/ S.R. Snodgrass, A.C.


Wexford, PA
May 2, 2002


S.R. Snodgrass, A.C.
1000 Stonewood Drive
Suite 200
Wexford, PA 15090-8399
Phone: 724-934-0344
Facsimile: 724-934-0345